Exhibit a.3

ICAP FUNDS, INC.

Articles of Amendment

ICAP Funds, Inc., a Maryland corporation having its principal office in Maryland in Baltimore City (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  All of the issued and unissued shares of Common Stock of the Corporation currently designated as shares of the ICAP Discretionary Equity Portfolio are hereby redesignated as shares of the ICAP Discretionary Equity Fund.

SECOND:  All of the issued and unissued shares of Common Stock of the Corporation currently designated as shares of the ICAP Equity Portfolio are hereby redesignated as shares of the ICAP Equity Fund.

THIRD:  All of the issued and unissued shares of Common Stock of the Corporation currently designated as shares of the ICAP Select Equity Portfolio are hereby redesignated as shares of the ICAP Select Equity Fund.

FOURTH:  All of the issued and unissued shares of Common Stock of the Corporation currently designated as shares of the ICAP Euro Select Equity Portfolio are hereby redesignated as shares of the ICAP International Fund.

FIFTH:  The foregoing amendment to the Corporation’s Articles of Incorporation (the “Amendment”) was approved by a majority of the entire Board of Directors of the Corporation on February 26, 2005.

SIXTH:  The Amendment is limited to changes expressly permitted by Section 2-605 of Title II of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

SEVENTH:  These Articles of Amendment will become effective at 12:00 a.m. on April 30, 2005.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed as of the 29th day of April, 2005 in its name and on its behalf by its duly undersigned authorized officers, who acknowledge that these Articles of Amendment are the act of the Corporation and that, to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of the Articles of Amendment are true in all material respects and that this statement is made under penalties of perjury.

Witness:

ICAP Funds, Inc.

/s/ Pamela H. Conroy

/s/ Robert H. Lyon

Pamela H. Conroy

Robert H. Lyon

Secretary

President